Exhibit 99.1

Beam Reports Strong 2011 Fourth Quarter and Full Year Results

DEERFIELD, Ill.--(BUSINESS WIRE)--February 3, 2012--Beam Inc. (NYSE: BEAM):

  2011 Earnings Exceed Company’s Target; Adjusted Pro Forma Diluted EPS Up 10%
  Innovations and Sustained Share Gains Drive Full-Year Comparable Sales Up 8%
  Outlook for High-Single-Digit Earnings Growth in 2012

Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today reported results for the fourth quarter and full year 2011. Adjusted pro forma diluted EPS for 2011 rose 10% to $2.12, exceeding the company’s target to deliver diluted EPS growth at a high-single-digit rate. Full-year net sales increased 8% on both an adjusted pro forma and comparable basis. For the fourth quarter, adjusted pro forma diluted earnings per share increased 9% to $0.69. Fourth quarter adjusted pro forma net sales grew 1% and were up 4% on a comparable basis, despite the anticipated adverse impact of the timing of sales in Mexico and Australia, which effectively reduced sales growth by approximately 2 points.

On a GAAP basis, which includes discontinued operations of Fortune Brands, full-year diluted EPS was $5.81 versus $3.16 in 2010, and fourth quarter diluted EPS was $0.59 versus $0.55 in the prior-year quarter.

“2011 was an extraordinary year for Beam,” said Matt Shattock, president and chief executive officer of Beam. “We launched Beam as a leading standalone spirits company, while we continued to outperform our markets and prime our business for sustainable, profitable long-term growth.”

Effective Growth Strategy Driving Strong Results

“The Beam team executed well against our growth strategy in 2011, and delivered sales and earnings ahead of our long-term growth goals,” Shattock said. “We continued to Create Famous Brands with impactful marketing and another record year of innovations, led by our bourbon brands. We Built Winning Markets by enhancing our strong distribution network, such as with our strategic distribution partnerships in the U.S. and Australia. And we Fueled Our Growth with heightened efficiency and effectiveness, including completion of our U.S. bottling facilities consolidation. Beam strengthened its balance sheet in 2011 and invested resources to generate both top-line momentum and long-term value with synergy-driven acquisitions in two dynamic growth categories: ready-to-serve cocktails and Irish whiskey. We see Skinnygirl cocktails and the Cooley Irish whiskey brands as excellent platforms for long-term value creation.

“Beam finished 2011 with a very good fourth quarter that was a bit above our expectations,” Shattock continued. “Comparable sales increased 4% in the quarter and adjusted pro forma diluted EPS was up 9%. While the timing of sales – principally due to a significant inventory reduction in Mexico in advance of our distributor transition in that market – reduced Q4 sales by about 2 points of growth, market-beating performance for our global Power Brands, as well as new-product launches, helped drive our gains in the quarter.”

Results for Beam (formerly known as Fortune Brands, Inc.) on a GAAP basis:

GAAP results reflect the divestiture of the golf business as a discontinued operation, beginning in the quarter ended June 30, 2011, and the spin-off of the Home & Security business, beginning in the quarter ended December 31, 2011. Prior period results have been reclassified to conform to discontinued operations presentation. GAAP results prior to the fourth quarter of 2011 reflect items such as historical Fortune Brands corporate expenses, which are not representative of the Beam business on a standalone basis, and include the gain on sale from the divestiture of the golf unit, a non-cash write-down of identifiable indefinite-lived intangible assets, and a loss on early extinguishment of debt.

For the full year 2011:

  Net income was $917.0 million, or $5.81 per diluted share, compared to $487.6 million, or $3.16 per diluted share, in 2010.
  Net sales were $2.3 billion (excluding excise taxes) compared to $2.1 billion in 2010.
  Operating income was $395.5 million compared to $456.2 million in 2010.

For the fourth quarter:

  Net income was $94.1 million compared to $85.4 million for the fourth quarter of 2010.
  Net sales were $637.5 million (excluding excise taxes) compared to $629.8 million for the fourth quarter of 2010.
  Operating income was $136.2 million compared to $140.1 million for the fourth quarter of 2010.

Results for Beam on an adjusted pro forma basis:

The results presented below are on an adjusted pro forma basis due to the separation of Fortune Brands’ businesses during 2011. Adjusted pro forma is defined as Beam’s GAAP results from continuing operations excluding charges/gains, further adjusted to assume that Beam was an independent business as of the beginning of 2010, including the impact of public company corporate expense, Beam’s tax rate, and the benefit of the debt reduction associated with the separation of Fortune Brands’ businesses. It is also adjusted for the one-time startup benefit of the new Australia spirits distribution agreement announced in early 2011. Reconciliations of these measures to the most closely comparable GAAP measures are presented in the attached financial tables.

For the full year 2011:

  Income from continuing operations for Beam was $334.5 million, or $2.12 per diluted share, up 10% from $1.92.
  Net sales increased 8% to a record $2.3 billion (excluding excise taxes). On a comparable basis – adjusted for foreign exchange, acquisitions/divestitures, and the ongoing impact of the new Australia spirits distribution agreement – net sales were also up 8%.
    By geographic region, comparable net sales were up 8% in North America, up 8% in Europe/Middle East/Africa (EMEA), and up 8% in Asia Pacific/South America (APSA).
  Operating income was $572.2 million, up 4%.
  The company achieved its earnings-to-free-cash conversion target of 90%.
  Return on invested capital was 7% and was 24% excluding intangibles.
  The company’s net-debt-to-EBITDA ratio was 2.5 times at year end.

For the fourth quarter:

  Net income for Beam was $109.2 million, or $0.69 per diluted share, up 9% from $0.63 in the year-ago quarter.
  Net sales increased 1% to $637.5 million (excluding excise taxes). On the comparable basis described above, net sales were up 4%.
    Comparable net sales were up 2% in North America (impacted by the Mexico distributor transition), up 5% in EMEA, and up 7% in APSA.
  Operating income was $172.7 million, up 4%.

Outlook for Strong Earnings Growth in 2012

“As we enter 2012, we’re encouraged by our continued marketplace momentum,” Shattock said. “We expect our global spirits market to continue to grow value in the range of 3%, supported by solid growth in mature markets such as the U.S. and double-digit growth in key emerging markets. Against this backdrop, we see market growth across key spirits categories, including strong worldwide demand for bourbon. We’ve built our brand investment to competitive levels, we’re focusing that investment on our biggest brand initiatives in our best markets, we have a robust new-product pipeline, and our unique combination of scale with agility is a competitive advantage.

“In 2012, we believe Beam is primed to solidly outperform our markets at the top line, expand operating income faster than sales, and grow diluted EPS even faster. On the back of our very strong 2011 results, our earnings target for 2012 is to grow diluted EPS before charges/gains at a high-single-digit rate against our 2011 base of $2.12, consistent with the long-term goals we outlined to investors prior to the spin-off. We’re also delivering immediate value to shareholders with an attractive dividend, which our board has just increased by 8%.” The company also is targeting for 2012 an earnings-to-free-cash conversion rate in the range of 90%.

“Beam is already off to a strong start in 2012, and our prospects are enhanced by our upcoming innovations, some of which will favorably impact Q1 results. We’ll also continue to benefit from the Skinnygirl acquisition, which will annualize late in Q1,” Shattock added.

First quarter GAAP comparisons will be adversely impacted by the one-time start-up benefit of the Australia distribution partnership that significantly benefited sales and operating income in the first quarter of 2011.

“2011 was a year of dramatic change and progress for Beam. The people of Beam feel very good about how far we’ve come, where we are, and where we’re headed in 2012 and beyond,” Shattock concluded.

Key Brand Performance
Net sales growth, full year 2011 (January – December):

Comparable
Net Sales
Growth*
Power Brands	+9%
Jim Beam	+7%
Maker’s Mark	+14%
Sauza (1)	-2%
Courvoisier	+19%
Canadian Club	+5%
Teacher’s	+13%

Rising Stars	+42%
Laphroaig	+13%
Knob Creek	+20%
Basil Hayden	+27%
Cruzan	+8%
Hornitos	0%
EFFEN	+28%
Pucker Vodka	new
Skinnygirl	+486%
Sourz	+10%

Local Jewels	-5%

Value Creators	-1%

Net Sales (2)	+8%

Results include ready-to-drink products
(1) Excludes Hornitos
(2) Net sales represents consolidated Beam net sales (excluding excise taxes), including non-branded sales to third parties.

* Comparable net sales growth rate is a non-GAAP measure representing the percentage increase or decrease in reported net sales in accordance with U.S. GAAP, adjusted for certain items. A reconciliation from reported to comparable net sales growth rates, and the reasons why management believes the non-GAAP measure is useful are included in the attached financial tables.

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker's Mark Bourbon, Sauza Tequila, Canadian Club Whisky, Courvoisier Cognac, Teacher's Scotch Whisky, Kilbeggan Irish Whiskey, Laphroaig Scotch Whisky, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, EFFEN Vodka, Pucker Flavored Vodka, Larios Gin, Whisky DYC, DeKuyper Cordials, and Skinnygirl Cocktails. The Beam portfolio includes 10 of the world’s top 100 premium spirits brands and some of the industry’s fastest growing innovations. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,200 passionate associates worldwide generated 2011 sales of $2.8 billion on volume of 34 million 9-liter cases.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions and credit market instability, particularly in Europe; customer defaults and related bad debt expense; competitive market pressures (including pricing pressures); changes in customer preferences and trends; risks pertaining to strategic acquisitions and joint ventures, particularly financial and integration risks; any possible downgrades of the company's credit ratings; commodity and energy price volatility; risks associated with doing business outside the United States, including currency exchange rate risks; inability to attract and retain qualified personnel; the impact of excise tax increases and customs duties on distilled spirits; the status of the U.S. rum excise tax cover-over program; dependence on performance of distributors and other marketing arrangements; costs of certain employee and retiree benefits and returns on pension assets; tax law changes and/or interpretation of existing tax laws; potential liabilities, costs and uncertainties of litigation; ability to secure and maintain rights to trademarks and trade names; impairment in the carrying value of goodwill or other acquired intangible assets; disruptions at production facilities; risks related to the Home & Security spin-off; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), including the following measures that are presented on an adjusted pro forma basis: net sales, net income, diluted earnings per share, comparable net sales, operating income, return on invested capital excluding intangibles, earnings-to-free-cash conversion rate and net-debt-to-EBITDA. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

Beam Inc.
Consolidated Income Statement
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except per share amounts)	2011	2010	% Change	2011	2010	% Change

Sales	$788.6	$818.1		$2,871.7	$2,665.9
Less: Excise taxes	151.1	188.3		560.6	571.0
Net sales	637.5	629.8	1.2%	2,311.1	2,094.9	10.3%

Cost of goods sold	273.1	273.3	-0.1%	987.8	865.0	14.2%

Gross profit	364.4	356.5	2.2%	1,323.3	1,229.9	7.6%

Advertising and marketing expense	97.0	92.9	4.4%	358.7	307.6	16.6%
Selling, general and administrative expense	95.8	108.7	-11.9%	430.0	416.1	3.3%
Amortization of intangible assets	4.1	3.9	5.1%	16.3	16.3	0.0%
Restructuring charges	2.0	1.1		7.7	15.4
Asset impairment	31.3	-		31.3	-
Business separation costs	(2.0)	2.3		83.8	2.3
Loss on sale of brands and related assets	-	7.5		-	16.0

Operating income	136.2	140.1	-2.8%	395.5	456.2	-13.3%

Interest expense	30.9	36.9	-16.3%	117.4	143.7	-18.3%
Loss on early extinguishment of debt	15.2	-		149.2	-
Other income	(5.8)	(8.2)		(40.4)	(33.2)

Income from continuing operations before income taxes	95.9	111.4	-13.9%	169.3	345.7	-51.0%

Income tax expense (benefit)	(0.9)	31.8		30.4	36.2

Income from continuing operations	96.8	79.6	21.6%	138.9	309.5	-55.1%

Income (loss) from discontinued operations, net of tax	(2.7)	7.9		782.2	186.5

Net income	94.1	87.5	7.5%	921.1	496.0	85.7%
Less: Noncontrolling interests - discontinued operations	-	2.1		4.1	8.4

Net income attributable to Beam Inc.	$94.1	$85.4	10.2%	$917.0	$487.6	88.1%

Basic earnings (loss) per Beam Inc. common share:
Continuing operations	$0.62	$0.52	19.2%	$0.90	$2.03	-55.7%
Discontinued operations	(0.02)	0.04		5.03	1.17
Net income	$0.60	$0.56	7.1%	$5.93	$3.20	85.3%

Diluted earnings (loss) per Beam Inc. common share:
Continuing operations	$0.61	$0.51	19.6%	$0.88	$2.01	-56.2%
Discontinued operations	(0.02)	0.04		4.93	1.15
Net income	$0.59	$0.55	7.3%	$5.81	$3.16	83.9%

Weighted-average common shares outstanding
Basic	155.8	152.9	1.9%	154.6	152.4	1.4%
Diluted	158.7	155.7	1.9%	157.8	154.3	2.3%

GAAP results reflect the Golf segment as a discontinued operation beginning in the quarter ended June 30, 2011 and the Home & Security segment as a discontinued operation beginning in the quarter ended December 31, 2011. Prior period results have been retrospectively reclassified to conform to the discontinued operations presentation.

Accounting and Disclosure Changes
The Company evaluated the presentation of its income statement after becoming a standalone spirits company in the fourth quarter of 2011 and made two changes in classification: (1) Excise taxes were previously presented on a gross basis in both sales and cost of goods sold. During the fourth quarter, the Company elected to change its presentation to Net sales, whereby excise taxes are a reduction of sales. Sales (before excise taxes) in the Consolidated Income Statement represents sales net of applicable provisions for discounts, returns and allowances; (2) Advertising and marketing expenses was previously classified as a component of Advertising, Selling, General and Administrative expense. During the fourth quarter, the Company elected to change its presentation to present Advertising and Marketing expense as a separate line item in its income statements. Financial information in historical periods has been reclassified to conform to the new presentation.

Beam Inc.
Adjusted Pro Forma Financial Information
(Unaudited)

($ and shares in millions)	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change

Sales	$788.6	$818.1		$2,825.4	$2,665.9
Less: Excise taxes	151.1	188.3		560.6	571.0
Net sales	637.5	629.8	1.2%	2,264.8	2,094.9	8.1%

Cost of goods sold	266.0	272.3	-2.3%	949.5	861.4	10.2%

Gross profit	371.5	357.5	3.9%	1,315.3	1,233.5	6.6%

Advertising and marketing	97.0	92.9	4.4%	358.7	307.6	16.6%
Selling, general and administrative	97.7	94.1	3.8%	368.1	357.3	3.0%
Amortization of intangible assets	4.1	3.9	5.1%	16.3	16.3	-

Operating income	172.7	166.6	3.7%	572.2	552.3	3.6%

Interest expense	26.9	38.4	-29.9%	119.9	153.6	-21.9%
Other (income) expense, net	(3.1)	(2.9)		(3.1)	4.0

Income from continuing operations before income taxes	148.9	131.1	13.6%	455.4	394.7	15.4%

Income taxes	39.7	32.8	21.0%	120.9	98.7	22.5%

Income from continuing operations	$109.2	$98.3	11.1%	$334.5	$296.0	13.0%

Diluted earnings per share	$0.69	$0.63	9.5%	$2.12	$1.92	10.4%

Diluted weighted-average common shares	158.7	155.7		157.8	154.3

Adjusted EBITDA	$199.7	$191.7	4.2%	$678.6	$651.3	4.2%

EBITDA margin (net sales)	31.3	30.4	3.0%	30.0	31.1	-3.5%

Return on Avg. Invested Capital (ROIC) - Year Ended December 31, 2011
ROIC - Adjusted pro forma		7%

ROIC - Adjusted pro forma excluding intangibles		24%

The adjusted pro forma financial information presented above is unaudited and has been derived from the Company's consolidated financial statements prepared in accordance with GAAP. The adjusted pro forma financial information represents the Company's GAAP results from continuing operations adjusted (1) for charges/gains, including restructuring and related charges, asset impairments, gain/loss on sale of brand assets and other select items, which management believes are not indicative of the Company's underlying performance for purposes of analysis of the Company's performance on a year-over-year basis and (2) to assume that Beam Inc. was a standalone spirits company as of January 1, 2010, including the impact of public company corporate expense, the business’s underlying tax rate, and the benefit of the debt reduction associated with the separation of Fortune Brands' businesses.

More specifically, the adjusted pro forma information gives effect to the following adjustments:

• The assumed reduction of $1.7 billion of debt on January 1, 2010 principally consisting of $0.9 billion repurchased in August 2011 and $0.8 billion repurchased in November 2011. These repurchases were made with proceeds from the Golf sale, the $0.5 billion tax-free dividend received from the Home & Security segment in October 2011 and existing cash. The Company estimates the annualized interest expense reduction resulting from debt repurchases will be approximately $60 million. The net savings has been adjusted to eliminate the impact of historical swap settlements on interest expense. Adjusted income from continuing operations for the fourth quarter of 2011 includes an adjustment to reduce interest expense to assume all debt extinguishments were completed prior to the start of Q4 '11. Actual interest expense in future quarters will include the non-cash amortization of the deferred gain on the swaps terminated in the third quarter of 2011.

• The elimination of charges/gains associated with income tax related credits related to the resolution of foreign and US income tax audit examinations.

• The elimination of non-recurring business separation costs incurred to implement the separation of the Company’s three businesses, including severance and other employee-related costs, financial advisor fees, the loss from the debt extinguishment described above, and other separation-related costs.

• Adjustments to the Company’s expected corporate office cost structure as a result of the separation transactions as if they had occurred on January 1, 2010.

• The 2011 impact of the Company's one-time benefit under the new distribution agreement in Australia.

• An estimated Beam Inc. standalone effective income tax rate of approximately 25% in the 2010 periods and approximately 26.5% in the 2011 periods.

The adjusted pro forma financial information presented above is not prepared in accordance with GAAP. The adjusted pro forma financial information is for informational purposes and should not be considered indicative of our future results of operations as a standalone spirits company.

Reconciliations of the above non-GAAP measures to the most closely comparable GAAP measures, and the reasons why management believes that presentation of these measures provides useful information to investors, are presented in the tables on the following pages.

Beam Inc.
Segment Information
2011 Segment Information Based on 2010 Actual Foreign Exchange Rates
(Unaudited)

($ in millions)	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
Net Sales	2011	2010	% Change	2011	2010	% Change

North America	$326.7	$315.0	3.7%	$1,266.3	$1,161.8	9.0%

EMEA	172.3	168.7	2.1%	483.9	477.8	1.3%

APSA	140.6	146.1	-3.8%	450.6	455.3	-1.0%

Segment net sales	$639.6	$629.8	1.6%	$2,200.8	$2,094.9	5.1%

Impact of foreign currency	(2.1)	-		64.0	-

Net sales, adjusted pro forma	637.5	629.8	1.2%	2,264.8	2,094.9	8.1%
One-time impact - Australia distribution agreement	-	-		46.3	-

Consolidated net sales	$637.5	$629.8	1.2%	$2,311.1	$2,094.9	10.3%

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales

	Three months ended December 31, 2011				Year ended December 31, 2011
	North			Segment	North			Segment
	America	EMEA	APSA	Total	America	EMEA	APSA	Total
	%	%	%	%	%	%	%	%
GAAP basis	4	2	(4)	2	9	1	(1)	5
Acquisitions/divestitures	(2)	3	-	-	(1)	7	-	1
Ongoing impact of change in Australia distribution margin structure	-	-	11	2	-	-	9	2
Comparable Net Sales (Non-GAAP)	2	5	7	4	8	8	8	8

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes Comparable Net Sales Growth is useful in evaluating the Company's sales growth on a year-over-year basis exclusive of items that are not indicative of underlying sales performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure. See the note at the beginning of page 11 for additional information related to the use of Non-GAAP measures.

Segment Operating Income
($ in millions)
	Three Months Ended December 31,			Year Ended December 31,
Segment Operating Income	2011	2010	% Change	2011	2010	% Change

North America	$91.9	$89.7	2.5%	$363.1	$359.8	0.9%

EMEA	50.7	39.0	30.0%	111.1	98.7	12.6%

APSA	28.8	37.9	-24.0%	82.5	93.8	-12.0%

Total segment operating income	$171.4	$166.6	2.9%	$556.7	$552.3	0.8%

Segment operating income	$171.4	$166.6	2.9%	$556.7	$552.3	0.8%
(Add) Deduct:
Impact of foreign currency	1.3	-		15.5	-

Segment income inclusive of currency impact	172.7	166.6	3.7%	572.2	552.3	3.6%
(Add) Deduct:
Restructuring charges	2.0	1.1		7.7	15.4
Restructuring and tax related charges	5.2	1.1		16.5	10.5
Asset impairment	31.3	-		31.3	-
Separation costs	(2.0)	2.3		83.8	2.3
Acquisition related	-	-		25.0	-
Loss on sale of brands	-	7.5		-	16.0
One-time impact - Australia distribution agreement	-	-		(23.6)	-
Unallocated Fortune Brands corporate costs	-	14.5		36.0	51.9

Consolidated operating income	$136.2	$140.1	-2.8%	$395.5	$456.2	-13.3%

Beam Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

			Adjusted
	GAAP	GAAP	Pro Forma
(In millions)	December 31,	December 31,	December 31,
	2011	2010	2010
Assets
Cash and cash equivalents	$218	$812	$663
Accounts receivable	386	431	431
Inventories
Maturing spirits	1,283	1,254	1,254
Raw materials, supplies and work in process	101	111	111
Finished products	167	158	158
Total inventories	1,551	1,523	1,523
Other current assets	229	286	286
Total current assets	2,384	3,052	2,903

Property, plant and equipment	730	668	668
Goodwill and other intangible assets	4,203	4,365	4,365
Other assets	285	178	178
Assets of discontinued operations	-	4,411	-
Total assets	$7,602	$12,674	$8,114

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$28	$611	$611
Accounts payable	170	189	189
Long-term debt	1,902	3,620	1,920
Other liabilities	1,397	1,177	1,177
Liabilities of discontinued operations	-	1,389	-
Total liabilities	3,497	6,986	3,897

Total equity	4,105	5,688	4,217
Total liabilities and equity	$7,602	$12,674	$8,114

GAAP results reflect the Golf segment as a discontinued operation beginning in the quarter ended June 30, 2011 and the Home & Security segment as a discontinued operation beginning in the quarter ended December 31, 2011. Prior period results have been retrospectively reclassified to conform to the discontinued operations presentation.

The December 31, 2010 adjusted pro forma balance sheet includes the following adjustments: (1) the sale of Golf for proceeds of approximately $1.2 billion; (2) the spin-off of Home & Security and $500 million dividend from Home & Security to Beam immediately prior to the spin-off; (3) $1.7 billion extinguishment of carrying value of debt and the related $149 million extinguishment loss; and (4) the equity impact of the Golf sale (based on the net discontinued operations assets as of December 31, 2010 and the $1.2 billion of sale proceeds) and the Home & Security spin-off. The purpose of these pro forma adjustments is to provide comparable balance sheets period-to-period and to use in the calculation of certain of the Company’s performance measures such as return on invested capital.

Adjusted pro forma financial information is not derived in accordance with GAAP and is provided for informational purposes. Refer to the note at the beginning of page 11 for additional information regarding the Company's use of these non-GAAP measures. A reconciliation of the GAAP balance sheet to adjusted pro forma balance sheet is presented on page 13.

Beam Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

Use of Non-GAAP Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), including the following measures that are presented on an adjusted pro forma basis before charges/gains: net sales, income from continuing operations, diluted earnings per share, comparable net sales, operating income, EBITDA, adjusted EBITDA, return on invested capital (and excluding goodwill and intangibles), earnings-to-free-cash conversion rate and net-debt-to-EBITDA. The Company also presents certain measures (such as comparable sales) net of foreign currency impacts and acquisition/divestiture impacts as further described on page 18. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures, which are generally identified as "adjusted" or "adjusted pro forma", to the most closely comparable GAAP measures are presented below and in the following pages. Management believes that these non-GAAP measures are useful for improving comparability for assessing performance, planning purposes, and/or for providing supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock.

	Reconciliation of Adjusted Pro Forma Financial Information (Unaudited)

	(In millions)	Three Months Ended December 31, 2011
			Separation
			and	Restructuring			Income and	Adjusted Pro
			Standalone	and Related	Asset	Maxxium	Other Tax	Forma
		GAAP	Adjustments	Charges	Impairment	Distribution	Items	(Non-GAAP)
		(a)	(b)	(c)	(d)	(e)	(f)
	Net sales	$637.5	$-	$-	$-	$-	$-	$637.5

	Cost of goods sold	273.1	-	(4.5)	-	-	(2.6)	266.0
	Advertising and marketing	97.0	-	-	-	-	-	97.0
	Selling, general and administrative	95.8	-	(1.9)	-	-	3.8	97.7
	Amortization of intangible assets	4.1	-	-	-	-	-	4.1
	Restructuring charges	2.0	-	(2.0)	-	-	-	-
	Asset impairment	31.3	-	-	(31.3)	-	-	-
	Business separation costs	(2.0)	2.0	-	-	-	-	-
	Operating income	136.2	(2.0)	8.4	31.3	-	(1.2)	172.7

	Interest expense	30.9	(4.0)	-	-	-	-	26.9
	Loss on early extinguishment of debt	15.2	(15.2)	-	-	-	-	-
	Other income	(5.8)	-	-	-	2.7	-	(3.1)

	Income from continuing operations before income taxes	95.9	17.2	8.4	31.3	(2.7)	(1.2)	148.9

	Income taxes	(0.9)	(f)	(f)	(f)	(f)	40.6	39.7

	Income from continuing operations	$96.8					$(41.8)	$109.2

		Three Months Ended December 31, 2010
			Separation
			and	Restructuring	Loss on Sale	Income Tax	Adjusted
			Standalone	and Related	of Brands and	Related	Pro Forma
		GAAP	Adjustments	Charges	Related Assets	Items	(Non-GAAP)
		(a)	(b)	(c)	(d)	(f)
	Net sales	$629.8	$-	$-	$-	$-	$629.8

	Cost of goods sold	273.3	-	(1.0)	-	-	272.3
	Advertising and marketing	92.9	-	-	-	-	92.9
	Selling, general and administrative	108.7	(14.5)	(0.1)	-	-	94.1
	Amortization of intangible assets	3.9	-	-	-	-	3.9
	Restructuring charges	1.1	-	(1.1)	-	-	-
	Business separation costs	2.3	(2.3)	-	-	-	-
	Loss on sale of brands and related assets	7.5	-	-	(7.5)	-	-
	Operating income	140.1	16.8	2.2	7.5	-	166.6

	Interest expense	36.9	1.5	-	-	-	38.4
	Other income	(8.2)	-	-	-	5.3	(2.9)

	Income from continuing operations before income taxes	111.4	15.3	2.2	7.5	(5.3)	131.1

	Income taxes	31.8	(f)	(f)	(f)	1.0	32.8

	Income from continuing operations	$79.6				$(6.3)	$98.3

(a)	Represents GAAP results from continuing operations. The Golf and Home & Security segments are reported as discontinued operations.

(b)	Adjustments to eliminate non-recurring business separation costs and reduce the Company’s cost structure for the items described in the Notes on page 8.

(c)	Adjustment to eliminate restructuring and related charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.

(d)	In the 2011 period, the adjustment relates to the non-cash impairment of two tradenames (Spain) recorded in December 2011. In the 2010 period, the adjustment is to eliminate a loss on the sale of certain brands and related assets in 2010.

(e)	Adjustment to eliminate a gain related to a dividend distribution from the Company's Maxxium investment.

(f)	Adjustments to eliminate income tax matters (related to the resolution of routine foreign and US income tax audit examinations) and other non-income tax matters and to adjust to the Company’s estimated standalone effective income tax rate.

Beam Inc.
Reconciliation of Adjusted Pro Forma Financial Information
(Unaudited)

	(In millions)	Year Ended December 31, 2011
			Separation and		Restructuring	Maxxium &			Income and	Adjusted
			Stand-alone	Acquisition	and Related	Australia		Asset	Other Tax	Pro Forma
		GAAP	Adjustments	Related	Charges	Distribution		Impairment	Items	(Non-GAAP)
		(a)	(b)	(c)	(d)	(e	), (f)	(g)	(h)
	Net sales	$2,311.1	$-	$-	$-	$(46.3)		$-	$-	$2,264.8

	Cost of goods sold	987.8	-	-	(13.0)	(22.7)		-	(2.6)	949.5
	Advertising and marketing	358.7	-	-	-	-		-	-	358.7
	Selling, general and administrative	430.0	(36.0)	(25.0)	(4.7)	-		-	3.8	368.1
	Amortization of intangible assets	16.3	-	-	-	-		-	-	16.3
	Restructuring charges	7.7	-	-	(7.7)	-		-	-	-
	Asset impairment	31.3	-	-	-	-		(31.3)	-	-
	Business separation costs	83.8	(83.8)	-	-	-		-	-	-
	Operating income	395.5	119.8	25.0	25.4	(23.6)		31.3	(1.2)	572.2

	Interest expense	117.4	2.5	-	-	-		-	-	119.9
	Loss on early extinguishment of debt	149.2	(149.2)	-	-	-		-	-	-
	Other (income) expense	(40.4)	-	-	-	10.2		-	27.1	(3.1)

	Income from continuing operations before income taxes	169.3	266.5	25.0	25.4	(33.8)		31.3	(28.3)	455.4

	Income taxes	30.4	(h)	(h)	(h)	(h)		(h)	90.5	120.9

	Income from continuing operations	$138.9							$(118.8)	$334.5

		Year Ended December 31, 2010
									Adjusted
			Separation and		Restructuring	Loss on Sale of		Income Tax	Pro Forma
			Stand-alone	Acquisition	and Related	Brands and		Related	Results
		GAAP	Adjustments	Related	Charges	Related Assets		Items	(Non-GAAP)
		(a)	(b)	(c)	(d)	(i)		(h)
	Net sales	$2,094.9	$-	$-	$-	$-		$-	$2,094.9

	Cost of goods sold	865.0	-	-	(3.6)	-		-	861.4
	Advertising and marketing	307.6	-	-	-	-		-	307.6
	Selling, general and administrative	416.1	(51.9)	-	(6.9)	-		-	357.3
	Amortization of intangible assets	16.3	-	-	-	-		-	16.3
	Restructuring charges	15.4	-	-	(15.4)	-		-	-
	Business separation costs	2.3	(2.3)	-	-	-		-	-
	Loss on sale of brands and related assets	16.0	-	-	-	(16.0)		-	-
	Operating income	456.2	54.2	-	25.9	16.0		-	552.3

	Interest expense	143.7	9.9	-	-	-		-	153.6
	Other (income) expense	(33.2)	-	-	-	-		37.2	4.0

	Income from continuing operations before income taxes	345.7	44.3	-	25.9	16.0		(37.2)	394.7

	Income taxes	36.2	(h)	(h)	(h)	(h)		62.5	98.7

	Income from continuing operations	$309.5						$(99.7)	$296.0

(a)	Represents GAAP results from continuing operations. The Golf and Home & Security segments are reported as discontinued operations.

(b)	Adjustments to eliminate non-recurring business separation costs and reduce the Company’s cost structure for the items described in the Notes on page 8.

(c)	Adjustment to eliminate acquisition-related contingent consideration accrued in September 2011.

(d)	Adjustment to eliminate restructuring and related charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.

(e)	Adjustment made to eliminate the one-time sales and margin impact associated with transition to the Company's new long-term distribution agreement in Australia.

(f)	Adjustment to eliminate a gain (recorded as other income) related to a dividend distribution from the Company's Maxxium investment.

(g)	The adjustment relates to the non-cash impairment of two tradenames (Spain) recorded in December 2011.

(h)	Adjustments to eliminate income tax matters (related to the resolution of routine foreign and US income tax audit examinations) and other non-income tax matters and to adjust to the Company’s estimated standalone effective income tax rate.

(i)	Adjustment to eliminate a loss on the sale of certain brands and related assets in 2010.

Beam Inc.
Reconciliation of Adjusted Pro Forma Balance Sheet Information
(Unaudited)

(In millions)	December 31, 2010
			Adjusted
		Pro Forma	Pro Forma
	GAAP	Adjustments	(Non-GAAP)
Assets
Cash and cash equivalents	$812	$(149)	$663
Accounts receivable	431	-	431
Inventories
Maturing spirits	1,254	-	1,254
Raw materials, supplies and work in process	111	-	111
Finished products	158	-	158
Total inventories	1,523	-	1,523
Other current assets	286		286
Total current assets	3,052	(149)	2,903

Property, plant and equipment	668	-	668
Goodwill and other intangible assets	4,365	-	4,365
Other assets	178	-	178
Assets of discontinued operations	4,411	(4,411)	-
Total assets	$12,674	$(4,560)	$8,114

Liabilities and Equity
Current portion of long-term and short-term debt	$611	$-	$611
Accounts payable	189	-	189
Long-term debt	3,620	(1,700)	1,920
Other liabilities	1,177	-	1,177
Liabilities of discontinued operations	1,389	(1,389)	-
Total liabilities	6,986	(3,089)	3,897

Equity	5,688	(1,471)	4,217
Total liabilities and equity	$12,674	$(4,560)	$8,114

GAAP results reflect the Golf segment as a discontinued operation beginning in the quarter ended June 30, 2011 and the Home & Security segment as a discontinued operation beginning in the quarter ended December 31, 2011. Prior period results have been retrospectively reclassified to conform to the discontinued operations presentation.

The December 31, 2010 adjusted pro forma balance sheet includes the following adjustments: (1) the sale of Golf for proceeds of approximately $1.2 billion; (2) the spin-off of Home & Security and $500 million dividend from Home & Security to Beam immediately prior to the spin-off; (3) $1.7 billion extinguishment of carrying value of debt and the related $149 million extinguishment loss and (4) the equity impact of the Golf sale (based on the net discontinued operations assets and the $1.2 billion of sale proceeds) and the Home & Security spin-off. Adjusted pro forma financial information is not derived in accordance with GAAP. The purpose of these pro forma adjustments is to provide comparable balance sheets period-to-period and to use in the calculation of certain of the Company’s performance measures such as return on invested capital.

Refer to the note at the beginning of page 11 for additional information regarding the Company's use of these non-GAAP measures.

Beam Inc.
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (a)
(Unaudited)

(In millions)	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Adjusted/pro forma income from continuing operations (b)	$109.2	$98.3	$334.5	$296.0
Add (deduct):
Other (income) / expense (c)	(3.1)	(2.9)	(3.1)	4.0
Interest (c)	26.9	38.4	119.9	153.6
Depreciation	22.9	21.2	90.1	82.7
Amortization	4.1	3.9	16.3	16.3
Income taxes (c)	39.7	32.8	120.9	98.7
Adjusted pro forma EBITDA	$199.7	$191.7	$678.6	$651.3

(a) The Company defines adjusted pro forma EBITDA as income from continuing operations before interest expense, income taxes, depreciation and amortization expense and other income/expense and before charges/gains that the Company believes are not indicative of the underlying performance of the business.

(b) See reconciliation of GAAP income from continuing operations to pro forma income from continuing operations on pages 11 - 12.

(c) Amounts are adjusted for the items described in the reconciliation of adjusted pro forma income from continuing operations on pages 11 - 12.

Reconciliation of Adjusted Pro Forma Net Debt to EBITDA
(Unaudited)

		Year Ended
		December 31,
		2011
GAAP debt/operating cash flow		4.2
Impact of using net debt rather than GAAP total debt (a)		(0.5)
Impact of using adjusted EBITDA rather than GAAP operating cash flow		(1.2)
Adjusted pro forma net debt/EBITDA		2.5

(a) Net debt equals total debt less cash.

Refer to the note at the beginning of page 11 for additional information regarding the Company's use of these non-GAAP measures.

Beam Inc.
Reconciliation of Adjusted Earnings to Free Cash Flow Conversion
(Unaudited)

Year Ended
December 31, 2011
Earnings-to-Free-Cash-Flow Conversion Rate (a)	Percent

GAAP Earnings-to-Free-Cash-Flow Conversion Rate (b)	> 25
Impact of adjustments to earnings and the impact of removing operating cash flows of discontinued operations	~ 65
Adjusted Pro Forma Earnings-to-Free-Cash-Flow Conversion Rate	> 90

(a) Adjusted Pro Forma Earnings to Free Cash Flow Conversion Rate is calculated as the ratio of Adjusted Pro Forma Free-Cash-Flow to Adjusted Pro Forma Income from Continuing Operations. See the reconciliation of Adjusted Pro Forma Income from Continuing Operations on page 12. Free cash flow is defined as cash flow from operations less capital expenditures. Cash from operations used to compute free cash flow is not derived in accordance with GAAP as it is adjusted for standalone company interest and corporate expenses and separation-related cash payments made during 2011.

(b) The GAAP ratio was calculated using GAAP net income (including discontinued operations) and free cash flow determined using GAAP operating cash flows and GAAP capital expenditures (capital expenditures of $219 million, which includes Spirits capital expenditures of $166 million).

The Company does not plan to separately present cash flows from discontinued operations within its GAAP cash flow statement.

Free cash flow and adjusted pro forma earnings-to-free-cash-flow conversion rate are measures that are not derived in accordance with GAAP. See the note at the beginning of page 11 for further information relating to the Company's use of non-GAAP measures.

Beam Inc.
Reconciliation of Adjusted Pro Forma Return on Invested Capital (ROIC)
from Continuing Operations
(Unaudited)

	Year ended December 31,
	2011 - Income from
	Continuing Operations
	plus After-tax Interest		Average Invested
($ in millions)	less Preferred Dividends		Capital			ROIC

Unadjusted	$235	/	$7,582	(a)	=	3%

Less: impact of pro forma and other adjustments	188	/	(1,468)

Adjusted pro forma	423	/	6,114		=	7%

Impact of excluding goodwill and intangibles	12	/	(4,273)
Adjusted pro forma excl. goodwill and intangibles	$435	/	$1,841		=	24%

(a) Represents continuing operations.

ROIC is income from continuing operations plus after-tax interest expense divided by the average of invested capital (net debt or debt less cash plus stockholders' equity plus after-tax interest expense). Adjusted Pro Forma ROIC is adjusted based on the amounts described for the adjusted pro forma income from continuing operations and the adjusted pro forma balance sheet. See the note at the beginning of page 11 for further information relating to the Company's use of non-GAAP measures.

Beam Inc.

Reconciliation of Adjusted Pro Forma Diluted Earnings Per Share (EPS) from Continuing Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

GAAP diluted EPS from continuing operations	$0.61	$0.51	$0.88	$2.01

Impact of stand-alone company adjustments and other non-GAAP adjustments (see pages 11 - 12)	0.08	0.12	1.24	(0.09)

Adjusted pro forma diluted EPS from continuing operations	$0.69	$0.63	$2.12	$1.92

Reconciliation of Projected Full Year 2012 Diluted EPS from Continuing Operations Growth to GAAP

For the full year 2012, the Company is targeting high-single-digit growth in diluted EPS from continuing operations before charges/gains as compared to its full year 2011 adjusted pro forma diluted EPS from continuing operations ($2.12). Given the nature of special charges/gains, the Company cannot predict such items and, therefore, the Company's 2012 targeted diluted EPS from continuing operations used to determine the year-over-year growth rate in diluted EPS excludes any such items.

Comparing targeted 2012 diluted EPS from continuing operations before charges/gains to the Company's 2011 GAAP diluted EPS from continuing operations results in a year-over-year growth rate in excess of 100% due to the significant number of separation-related charges included in the GAAP 2011 income from continuing operations. These charges are summarized in the reconciliation of GAAP to adjusted pro forma results for 2011 presented on page 12.

The Company believes the above measures are useful in evaluating the Company's operating results and financial condition. See the note at the beginning of page 11 for additional information related to the use of non-GAAP measures.

Beam Inc.

Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth
(Unaudited)

		Foreign	Australia	Australia
		Currency	Distribution	Distribution		Non-GAAP -
	GAAP	Exchange	Agreement	Margin	Acquisitions/	Comparable
	Basis	Rates	Change	Structure	Divestitures	Basis
	%					%
Power Brands	12	(3)	(3)	3	-	9
Jim Beam	10	(5)	(4)	6	-	7
Maker’s Mark	15	(1)	-	-	-	14
Sauza (a)	-	(2)	-	-	-	(2)
Courvoisier	23	(2)	(2)	-	-	19
Canadian Club	13	(5)	(4)	1	-	5
Teacher’s	14	-	(1)	-	-	13

Rising Stars	52	(2)	-	-	(8)	42
Laphroaig	17	(4)	(1)	1	-	13
Knob Creek	20	-	-	-	-	20
Basil Hayden	30	-	(4)	1		27
Cruzan	9	-	(1)	-	-	8
Hornitos	1	(1)	-	-	-	-
EFFEN	28	-	-	-	-	28
Pucker Vodka	new	-	-	-	-	new
Skinnygirl	-	-	-	-	486	486
Sourz	15	(5)	-	-	-	10

Local Jewels	(2)	(3)	-	-	-	(5)

Value Creators	(4)	(3)	(2)	1	7	(1)

Net sales (b)	10	(3)	(2)	2	1	8

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes Comparable Net Sales Growth is useful in evaluating the Company's sales growth on a year-over-year basis exclusive of items that are not indicative of the brands' performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure. See the note at the beginning of page 11 for additional information related to the use of Non-GAAP measures.

(a) Excludes Hornitos
(b) Net sales represents consolidated Beam net sales (excluding excise taxes), including non-branded sales to third parties.

Beam Inc.
Supplemental Segment Information for Future 2012 Comparison
(Based on Actual 2011 Foreign Currency Exchange Rates)
(Unaudited)

($ in millions)					Year Ended
	2011 Quarter Ending				December 31,
Net Sales	March 31	June 30	September 30	December 31	2011

North America	$274.8	$333.9	$337.4	$325.4	$1,271.5

EMEA	95.8	119.1	120.0	171.0	505.9

APSA	107.2	117.2	121.9	141.1	487.4

Segment net sales	$477.8	$570.2	$579.3	$637.5	$2,264.8
One-time impact of new distribution agreement	46.3	-	-	-	46.3

Consolidated net sales	$524.1	$570.2	$579.3	$637.5	$2,311.1

					Year Ended
	2011 Quarter Ending				December 31,
Segment Operating Income	March 31	June 30	September 30	December 31	2011

North America	$82.9	$95.1	$91.0	$91.9	$360.9

EMEA	20.4	24.6	24.8	50.5	120.3

APSA	14.8	19.4	26.5	30.3	91.0

Total segment income	$118.1	$139.1	$142.3	$172.7	$572.2

Reconciliation of Segment Operating Income
Segment income	$118.1	$139.1	$142.3	$172.7	$572.2
(Add) Deduct:
Restructuring charges	2.1	(0.2)	3.8	2.0	7.7
Restructuring and tax related charges	4.0	1.4	5.8	5.2	16.4
Separation costs	9.2	8.1	68.6	(2.0)	83.9
Acquisition related	-	-	25.0	-	25.0
Asset impairment	-	-	-	31.3	31.3
Australia distribution contract change	(23.6)	-	-	-	(23.6)
Corporate costs not allocated to segments	14.4	10.2	11.4	-	36.0
Consolidated operating income	$112.0	$119.6	$27.7	$136.2	$395.5

CONTACT:
Beam Inc.
Media Relations
Clarkson Hine
+1-847-444-7515
Clarkson.Hine@beamglobal.com
or
Investor Relations
Tony Diaz
+1-847-444-7690
Tony.Diaz@beamglobal.com